Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, each being a member of the Board of Directors of The Toro Company, a Delaware corporation, do hereby make, nominate and appoint each of MICHAEL J. HOFFMAN AND TIMOTHY P. DORDELL, signing singly, to be his or her attorney-in-fact, with full power and authority to sign his or her name to a Post-Effective Amendment No. 2 (“Amendment No. 2”) to a Registration Statement on Form S-8 (No. 333-57198), filed with the Securities and Exchange Commission on March 19, 2001, and as previously amended by Post-Effective Amendment No. 1 to Form S-8 (No. 333-57198), previously filed with the Commission on June 2, 2003 (as amended, the “Registration Statement”), and any and all additional amendments thereto (including without limitation additional post-effective amendments to register or de-register shares), provided that Amendment No. 2 and any additional amendments to the Registration Statement, in final form, be approved by said attorney-in-fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 21st day of May, 2008.

Signature

/s/ Robert C. Buhrmaster
Robert C. Buhrmaster

/s/ Winslow H. Buxton
Winslow H. Buxton

/s/ Janet K. Cooper
Janet K. Cooper

/s/ Gary L. Ellis
Gary L. Ellis

/s/ Katherine J. Harless
Katherine J. Harless

/s/ Robert H. Nassau
Robert H. Nassau

/s/ Gregg W. Steinhafel
Gregg W. Steinhafel

/s/ Inge G. Thulin
Inge G. Thulin

/s/ Christopher A. Twomey
Christopher A. Twomey